FOR IMMEDIATE RELEASE

Company Contact:	Media Contact:	Investor Relations Contact:
Robert R. Schiller	Michael Fox	James R. Palczynski
President & Chief Operating Officer	President, Corporate Communications Group	Principal
Armor Holdings, Inc.	Integrated Corporate Relations, Inc.	Integrated Corporate Relations, Inc.
904.741.5400	203.682.8218	203.682.8229
www.armorholdings.com	mfox@icrinc.com	jp@icrinc.com

ARMOR HOLDINGS, INC. REPORTS 1st QUARTER EARNINGS PER SHARE of $0.94

- Earnings Per Share of $1.31 Before Long Term Performance Based Compensation Charge -

- 1st Quarter Revenues Increase 100% to $889 Million -

- $2.7 Billion Funded Backlog as of March 31, 2007 -

Jacksonville, Fla. – April 19, 2007 – Armor Holdings, Inc. (NYSE: AH), a leading manufacturer and distributor of military vehicles, vehicle armor systems and life safety and survivability systems serving military, law enforcement, homeland security and commercial markets, announced today financial results for the first quarter ended March 31, 2007.

First Quarter Results

For the first quarter ended March 31, 2007, the Company reported revenue of $889 million, an increase of 100%, compared to $445 million in the first quarter last year. Net income for the first quarter was $36 million or $0.94 per diluted share, versus $41 million or $1.11 per diluted share in the first quarter last year. Earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’) for the first quarter increased by 17% to $83 million versus $71 million in the year-ago quarter.

Current quarter results include a long term performance based compensation charge related to a long term performance based award approved by our Board of Directors in the first half of 2005. This award was established exclusively for Messrs. Warren B. Kanders and Robert R. Schiller, the Company’s CEO and President, respectively, to align their three-year compensation with Company performance and shareholder interests. As set forth in our shareholder approved 2005 Stock Incentive Plan, and as more fully described in the Company’s 2005 and 2006 Proxy Statements, this award becomes payable in the event that the Company achieves within a three year period, both a rolling four-quarter EBITDA of $305 million and a per share closing stock price of $70.00 or more for five consecutive trading days. When established by the Board of Directors, these targets represented compounded annual growth rates over the three-year period of 24% and 14% in EBITDA and Common Stock price, respectively. Given our record first quarter results, the EBITDA target was achieved and the Company now believes that it is probable that the $70.00 per share stock price condition also will be achieved. Net income before long term performance based compensation charge and fully diluted earnings per share before long term performance based compensation charge were $50 million and $1.31 per share, respectively, for the three months ended March 31, 2007, compared to $41 million and $1.11 per share, respectively, for the prior year period.

Following this press release is a reconciliation of net income as reported to EBITDA and net cash (used in)/provided by operating activities to free cash flow for the three months ended March 31, 2007 and 2006.

13386 International Parkway Jacksonville, FL 32218 904.741.5400 904.741.5403

‘‘Our business continues to expand, as the first quarter financial results indicate,’’ said Robert R. Schiller, President & COO. ‘‘Better than anticipated sales and earnings were driven primarily by outperformance from our ground vehicle armoring operations, which benefited from the ongoing demand for armor components, supplemental equipment and spare parts for the military tactical truck fleet. Additionally, our OEM truck business continued to achieve targeted rates of production, and we received significant awards in each product category of our soldier equipment business.’’

Internal revenue growth, which include increases or decreases in acquired companies’ current quarter revenues since the date of acquisition versus the comparable prior year period, was 54%. Internal revenue growth by segment was 68% for the Aerospace & Defense Group, 2% for the Products Group and 12% for the Mobile Security Division from the same period last year.

•	The Aerospace & Defense Group’s internal revenue growth was primarily due to higher volumes in ground vehicle armoring operations, where we experienced strong demand for basic armor components for the M1151 and supplemental armor components, such as motorized gunner protection kits and enhanced armored doors.

•	The Products Group’s internal revenue growth was primarily due to increased sales of law enforcement duty gear, partially offset by a decrease in our international markets.

•	The Mobile Security Division’s revenue increase was driven by increased availability of key base unit chassis, such as the Chevrolet Suburban.

The Company’s gross profit margin in the first quarter was 18.5% versus 23.5% in the year-ago quarter. This reduction resulted primarily from the OEM truck business that was acquired in May 2006, which operates at lower average gross margins.

•	The acquired OEM truck business reduced the Aerospace & Defense Group’s gross margin, which declined to 16.4% versus 20.1% in the year-ago quarter. However, excluding the impact of this acquisition, the Aerospace & Defense Group’s gross margin would have been 21.1% for the quarter.

•	The Products Group’s gross margin increased to 39.9% versus 39.0% in the year-ago quarter, primarily due to improved manufacturing processes, expanded outsourcing and higher capacity utilization.

•	The Mobile Security Division’s gross margin decreased to 16.2% from 22.8% in the same period last year, primarily due to a lower-margin mix of vehicles shipped in the quarter.

The Company’s selling, general and administrative expenses (‘‘SG&A’’) as a percentage of revenue increased to 9.4% versus 8.1% in the year-ago quarter. This increase was primarily due to the long term performance based compensation charge. Excluding the impact of the long term performance based compensation charge, SG&A as a percentage of revenue was 6.9%.

Cash flow used in operating activities for the first quarter was ($108) million versus $28 million in cash flow provided by operating activities in the year-ago quarter. Free cash flow, defined as net cash (used in)/provided by operating activities less capital expenditures, was $(118) million versus $19 million in the same period last year. The decrease in free cash flow was primarily due to an unanticipated change in the government’s advance payments process under the FMTV contract, temporarily reducing the quantity of trucks eligible for advance payments. Normal advance payments have resumed and we currently expect to receive the majority of the deferred progress payments during the balance of the current year.

Balance Sheet

As of March 31, 2007, the Company reported:

•	Cash, cash equivalents, short-term investment securities and equity-based securities of $45 million compared to $40 million at December 31, 2006.

•	Total debt (short-term, current portion and long-term) was $896 million at March 31, 2007, compared to $767 million at December 31, 2006.

The aggregate of cash, cash equivalents and short-term investment securities increased slightly and total debt increased during the three months ended March 31, 2007, primarily due to a change in the government’s advance payments process under the FMTV contract as outlined above.

Guidance

The Company reiterates anticipated fiscal 2007 financial performance as follows:

•	Revenues of $3.4 billion to $3.6 billion; and

•	2007 free cash flow of approximately $100 million, which excludes approximately $20 million from the long term performance based compensation award and includes $100 million to $120 million of capital expenditures for expansion of our medium vehicle capacity and a ramp up of our capability to implement LTAS for the FMTV, expanded ballistic materials manufacturing capability and additional capacity for production of the M1151/52 and certain soldier equipage products.

The Company is revising fiscal 2007 earnings per share guidance, to include the impact of the long term performance based compensation charge previously discussed, as follows:

•	Fully diluted earnings per share of $4.29 to $4.69, which reflects an estimated long term performance based compensation charge of ($0.51) for the full year. Excluding this charge, the Company’s full year guidance would have been unchanged from the previously provided range of $4.80 to $5.20; and

•	Second quarter 2007 diluted earnings per share of $0.73 to $0.78, which includes an estimated ($0.15) after tax charge for the long term compensation award as previously explained. Excluding this charge, the Company’s second quarter guidance would have been $0.88 to $0.93.

The second quarter earnings guidance for both fully diluted earnings per share and free cash flow reflect the assumption that market conditions will cause the Company’s closing share price to close at or above $70.00 per share for five consecutive trading days. The Company has not yet finally determined its ultimate method of settlement.

CONFERENCE CALL SCHEDULED FOR APRIL 19, 2007, AT 5:00 PM (EASTERN)

There are two ways to participate in the conference call – via teleconference or webcast. You may access the webcast by visiting the Armor Holdings, Inc. website (http://www.armorholdings.com); listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-888-428-4479 for domestic callers or 1-612-332-0637 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via replay at 1-800-475-6701 – access code 870715 for domestic callers, or 1-320-365-3844 – access code 870715 for international callers. The teleconference replay will be available beginning at 12:00 a.m. on Friday, April 20th, and ending at 11:59 p.m. on Thursday, April 26th.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA and free cash flow, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

About Armor Holdings

Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at http://www.armorholdings.com.

Forward-looking Statements

This press release includes ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘future,’’ and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-3, its 2006 Form 10-K and most recently filed Forms 8-K.

All references to earnings per share amounts in this press release are on a fully diluted basis.

- Tables follow -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006
REVENUES:
Aerospace & Defense	$783,008	$345,103
Products	79,795	76,836
Mobile Security	26,386	23,501
Total revenues	889,189	445,440
COSTS AND EXPENSES:
Cost of revenues	724,363	340,810
Cost of exchange program/warranty revision	2,450	—
Selling, general and administrative expenses (Note A)	83,643	36,142
Amortization	8,093	2,259
Integration	1,399	470
OPERATING INCOME	69,241	65,759
Interest expense, net	11,561	259
Other income, net	(354)	(807)
INCOME BEFORE PROVISION FOR INCOME TAXES	58,034	66,307
PROVISION FOR INCOME TAXES	21,995	24,898
NET INCOME	$36,039	$41,409
BASIC EARNINGS PER SHARE	$1.01	$1.17
DILUTED EARNINGS PER SHARE	$0.94	$1.11
WEIGHTED AVERAGE SHARES – BASIC	35,548	35,342
WEIGHTED AVERAGE SHARES – DILUTED	38,303	37,205

Note A:	Includes long term performance based compensation charge of $22,750.

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ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income as Reported to EBITDA
(Unaudited)

(in thousands)	Three Months Ended
	March 31, 2007	March 31, 2006
Net income	$36,039	$41,409
Plus: Provision for income taxes	21,995	24,898
Less: Other income, net	(354)	(807)
Plus: Interest expense, net	11,561	259
Operating income	69,241	65,759
Plus: Amortization (Note B)	8,093	2,259
Plus: Depreciation	5,754	2,884
EBITDA (Note C)	$83,088	$70,902

Note B:	Amortization of acquired intangibles with finite useful lives.

Note C:	EBITDA, which represents the results from operations before interest, other (income) expense, income taxes, and depreciation and amortization, is presented in the earnings release because our credit facility and the trust indentures under which our $150 million 8.25% Senior Subordinated Notes maturing in 2013 and our $345 million 2% Senior Subordinated Convertible Notes maturing in 2024, unless earlier converted, redeemed or repurchased, are issued, contain financial covenants that, generally, are based, in part, on EBITDA. Additionally, management believes that EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

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ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)

(in thousands)	Three Months Ended
	March 31, 2007	March 31, 2006
Net cash (used in)/provided by operating activities	$(107,515)	$28,294
Less: Capital Expenditures	(10,174)	(9,199)
Free cash flow (Note D)	$(117,689)	$19,095

Note D:	Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. Management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash provided by operations, management believes this measure provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income as Reported to Net Income Before Long Term Performance Based Compensation (Unaudited)

(In thousands, except per share amounts)

(in thousands)	Three Months Ended
	March 31, 2007	Diluted EPS	March 31, 2006	Diluted EPS
Net income	$36,039	$0.94	$41,409	$1.11
Performance incentives, (net of tax)	14,128	0.37	—	—
Net Income Before Perf. Based Charge (Note E)	$50,167	$1.31	$41,409	$1.11
Weighted average diluted shares	38,303		37,205

Note E:	The Company believes that presentation of net income before long term performance based compensation provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations.

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ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Gross Profit by Business Segment
(Unaudited)

(in thousands)	Three Months Ended
	March 31, 2007	March 31, 2006
Aerospace & Defense	$128,735	$69,328
Products	31,804	29,943
Mobile Security	4,287	5,359
Total gross profit	$164,826	$104,630

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Gross Profit Percentage by Business Segment
(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
Aerospace & Defense	16.4%	20.1%
Products	39.9%	39.0%
Mobile Security	16.2%	22.8%
Total gross profit percent	18.5%	23.5%

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Operating Income/(Loss) by Business Segment
(Unaudited)

(in thousands)	Three Months Ended
	March 31, 2007	March 31, 2006
Aerospace & Defense	$95,380	$58,588
Products (Note F)	7,885	12,152
Mobile Security	429	889
Corporate (Note G)	(34,453)	(5,870)
Total operating income	$69,241	$65,759

Note F:	Operating Income for Products includes ($2) million for the Zylon Vest Exchange program.
Note G:	Includes ($23) million long term performance based compensation charge.

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Depreciation/Amortization by Business Segment
(Unaudited)

(in thousands)	Three Months Ended
	March 31, 2007	March 31, 2006
Aerospace & Defense	$11,163	$2,688
Products	1,812	1,630
Mobile Security	680	611
Corporate	192	214
Total depreciation/amortization	$13,847	$5,143

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ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Capital Expenditures by Business Segment
(Unaudited)

(in thousands)	Three Months Ended
	March 31, 2007	March 31, 2006
Aerospace & Defense	$8,865	$6,566
Products	1,036	585
Mobile Security	172	1,195
Corporate	101	853
Total capital expenditures	$10,174	$9,199

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
Working Capital Analysis by Business Segment
(Unaudited)

Days Sales Outstanding

	March 31, 2007	December 31, 2006
Aerospace & Defense	39	37
Products	53	52
Mobile Security	35	41
Total (Note H)	40	39

Note H:	Days Sales Outstanding are calculated as follows:

Net Receivables at period end

Current period net sales / 91.5 days

Inventory Turns

	March 31, 2007	December 31, 2006
Aerospace & Defense	10.6	10.4
Products	3.2	3.6
Mobile Security	2.4	3.5
Total (Note I)	8.5	8.4

Note I:	Inventory Turns are calculated as follows:

Current quarter cost of sales *4
   Net Inventory at period end

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